EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                          Subsidiary or           Percent of        State of
Parent                    Organization            Ownership       Incorporation
------                    ------------            ---------       -------------

Gilmer Financial      Gilmer Savings Bank FSB        100%           Federal
 Services, Inc.        and Loan Association

Gilmer Savings        Gilstar Service Corporation    100%           Texas
 Bank FSB and Loan
 Association